                                                                    Exhibit 10.1


                              DATED 13 June 2001
                              ------------------



                            (1) MINORPLANET LIMITED

                     (to be re-named Caren (292) Limited)

                                    - and -

                           (2) MISLEX (302) LIMITED

              (to be re-named @Track Communications (UK) Limited)



             _____________________________________________________

                 EXCLUSIVE LICENCE AND DISTRIBUTION AGREEMENT
             _____________________________________________________



                                MISHCON DE REYA
                              21 Southampton Row
                                London WC1B 5HS

                                Ref: LGN/SCM/ZZ

AGREEMENT dated 13 June 2001
---------

PARTIES:
-------

(1)  MINORPLANET LIMITED (to be re-named Caren (292) Limited) a company
     -------------------
     registered in England under Number 3213219 whose registered office is at Greenwich House, North Street, Sheepscar, Leeds LS7 2AA (the "Licensor").
                                                              --------------

(2)  MISLEX (302) LIMITED (to be re-named @Track Communications (UK) Limited) a
     --------------------
     company registered in England under Number 4131647 whose registered office is at Greenwich House, North Street, Sheepscar, Leeds LS7 2AA (the
                                                                     ---
     "Licensee").
     ----------

RECITALS:
--------

(A) The Licensor is engaged in the business of procuring, selling, marketing, distributing and otherwise commercially exploiting the vehicle tracking and information system described in detail in Schedule 1 hereto ("the System").

(B) The Licensor owns the intellectual property rights in the System and proposes extending the market for the System by granting to the Licensee the right to sell, market, distribute and maintain and otherwise exploit the same in the Territory (as defined herein).

(C) The Licensee purports to have the necessary skills in the business of marketing, selling and otherwise commercially exploiting vehicle tracking systems and wishes to acquire from the Licensor the right to carry on such business with respect to the System in the Territory.

IT IS AGREED as follows:
------------

1    INTERPRETATION
-------------------


     1.1 In this Agreement the following expressions shall have the following meanings unless the context otherwise requires:

"Business" means the business of marketing, selling and otherwise commercially
----------
exploiting the System including but not limited to selling the Product and licensing the software;

"Cost Price" means in relation to each Product Unit the total cost to the
------------
Licensor of producing the Product Unit, including (without limitation) all direct labour, direct materials and direct overheads and any appropriate taxes or levies.

"Documentation" means all end-user documentation provided by the Licensor for
---------------
the guidance of end-users.

"End-User Software Licence" means the end-user software licence attached at
---------------------------
Schedule 3;

"Firmware" means the firmware embedded or housed in the Product and licensed by
----------
the Licensee hereunder;

"Operating Manual" means the written specification of the methods, processes,
------------------
techniques, systems and schemes devised and compiled by the Licensor to be observed and implemented by the Licensee in operating the Business;

"Product" means the data control units as described in Schedule 1 manufactured
---------
by or on behalf of the Licensor and comprised in the System but excluding the Software which is separately licensed hereunder;

"Product Unit" means one unit of the Product, typically affixed to one vehicle;
--------------

"Software" means all and any software comprised in the System (including,
----------
without limitation, the Firmware);

"System" means the entire vehicle information and tracking system described in
--------
Schedule 1 including, without limitation, and all improvements and modification of the Product and the Software.

"System IPR" means the patents, trade marks, names, designs, copyrights and all
------------
other intellectual property rights embodied in the System (whether registered or unregistered) owned by or available to the Licensor including, without limitation, the Trade Marks;

"Term" means the 99 year period commencing on the date hereof;
------

"Territory" means the United States of America, Canada and Mexico;
-----------

"Trade Marks" means the trade marks and other logos and designs set out in
-------------
Schedule 2 hereto.

     1.2 Subject as herein otherwise expressly defined, words and phrases defined in Part XXVI of the Companies Act 1985 and in the Articles bear the same respective meanings when used herein;

     1.3 Unless otherwise specified, words importing the singular include the plural, words importing any gender include every gender and words importing persons include bodies corporate and unincorporate; and (in each case) vice versa;

     1.4  The clause headings shall not affect interpretation;


     1.5 References to statutes or statutory provisions include those statutes or statutory provisions as amended, extended, consolidated, re-enacted or replaced from time to time and any orders, regulations, instruments or other subordinate legislation made thereunder.

2    APPOINTMENT AND GRANT
--------------------------

     The Licensor hereby grants to the Licensee and the Licensee hereby accepts the exclusive right to carry on the Business under the Trade Marks in the Territory for the Term and subject to the terms and conditions set out below.

3    PURCHASE
-------------

     3.1 The Licensor as principal shall sell to the Licensee and the Licensee as principal shall purchase from the Licensor the quantities of the Product as agreed with the Licensor.

     3.2 The Licensee shall give the Licensor not less than three months' written notice of its estimated requirements of the Product for each month, and shall promptly notify the Licensor of any changes in circumstances which may affect its requirements.

     3.3 All orders for Product must be made by the Licensee and confirmed by the Licensor in writing. Once an order has been submitted by the Licensee and confirmed in writing by the Licensor the same shall be binding on the Licensee and the Licensor respectively and cannot be withdrawn.

     3.4 Each order for Product shall constitute a separate contract for sale, and any default by the Licensor in relation to any one order shall not entitle the Licensee to treat this Agreement as terminated.

     3.5 The Licensee shall maintain such stocks of the Product as reasonably necessary to meet its customers' requirements.

     3.6 The Licensor reserves the right from time to time to modify the design, operation or performance of the Product and the Licensor shall as soon as reasonably practicable notify the Licensee in writing of such changes.

     3.7 If any of the Products become inoperative or develop faults by reason of defective components, workmanship or design within 12 months of sale/licensing to a third party by the Licensee, the Licensor will (at its option) repair or replace any such Product free of charge. The Licensor will have no such obligation if the Product has been tampered with, modified, repaired or has otherwise been the subject of misuse or accident.

     3.8 The liability of the Licensor whether in contract, tort (including negligence) or otherwise for any loss or damage suffered by the Licensee or its customers as a result of any delay, defect or other failure of any Product shall be limited to the replacement value of the Product or Products in question. The Licensor shall not be liable for any loss or damage arising as a result of any Product being tampered with, modified or repaired or if it has otherwise been the subject of misuse or accident. The Licensor shall not be liable for any loss of profits, business or revenues, or for any special indirect or consequential loss, in either case whether suffered by the Licensee, its customers or any other person provided that this shall not limit or exclude the Licensor's liability for personal injury or death resulting from its negligence.

4    PAYMENT
------------

     4.1 The Licensee shall pay to the Licensor per Product Unit the Licensor's Cost

          Price. All prices shall be subject to any applicable value added or other sales tax.

     4.2 All costs of transportation, insurance, import and other duties (where applicable) shall be met by the Licensee. The Licensee shall ensure that all applicable import/export licences/certificates and any other relevant documentation and authorisations have been procured prior to delivery and the Licensee shall not be relieved of its obligations under this Agreement by its failure to do so. Risk in all materials, Product and Software passes to the Licensee upon delivery.

     4.3 Where the Licensor agrees to arrange for transport and insurance for the Licensee the Licensee shall reimburse the Licensor the full costs thereof and all the applicable provisions of this Agreement shall apply with respect to the payment of such costs as they apply to payment for the Products.

     4.4 The price specified in Clause 4.1 shall include the aerial package which is intended to accompany each Product Unit.

     4.5 All invoices shall be paid by the Licensee in sterling by telegraphic transfer to such bank account as the Licensor may from time to time notify in writing to the Licensee or by any other means as agreed by the Licensor, such payment to be made within 30 days of the date of the said invoice. Without prejudice to its other rights hereunder or in law the Licensee shall have a right of set off against the Licensor as regards any monies due to it.

     4.6 The Licensee shall provide to the Licensor on the first working day of each month, full details of all Product sold in the preceding month including all serial numbers and other relevant vehicle information as required by the Licensor.

5    LICENCE
------------

     5.1 The Licensee shall procure that at or prior to delivery of the Product to any user or any other party, the Licensee shall ensure that the said party has signed and returned to the Licensee an End-User Software Licence. The Licensee shall forthwith forward to the Licensor the original signed End-User Software Licence(s) and retain copies for its own support and administration.

     5.2 The Licensee will use at all times its best endeavours to promote, sell, distribute, advertise, create a demand for and extend the market for the System in the Territory and work diligently to obtain orders therefor.

     5.3 The Licensee will, at its own expense, provide advertising and publicity for the System as extensively as the advertising and publicity provided by the Licensee for other products which it markets.

     5.4 The Licensee is granted the right to reproduce the Software in-house for the purpose only of licensing or sub-licensing the same to bona fide end-user customers of the Licensee PROVIDED the Licensee faithfully assigns consecutive serial numbers to each and every copy made and faithfully reproduces the Licensor's copyright notice and such other marks of ownership which may be in or on the Software including but not limited to the copyright notices appearing on the label of the magnetic media together with such notices which appear upon loading the Software. In addition, the Licensee shall virus scan each copy of the Software with an up-to-date commercially available virus scanner prior to delivery or installation of the Software and shall keep proper and accurate details of all end-user customers including the allocated serial number and location of each. The Licensor may from time to time change such conditions of in-house reproduction by the Licensee upon giving to the Licensee 28 days prior written notice. The Licensee is also permitted to make one copy of the Software for back-up purposes only.

     5.5 The right and licence granted to the Licensee hereunder shall extend only to the Territory and the Licensee agrees that it will not outside the Territory nor will it knowingly offer or provide any information or assistance concerning the System or the Trade Marks to any person, firm or undertaking who intends or may seek to use or resell them outside the Territory.

     5.6 If the Licensee receives any order or enquiry for the System or any Product for use outside its Territory, the Licensee shall refer such order to the Licensor for its determination.

     5.7 The Licensee shall not modify, amend, add to or in any way alter any Software supplied to it under this Agreement without the Licensor's prior written consent.

     5.8 The Licensee has no authority to make "Applications", being software products created through use of the Software, or have the same made on its behalf except with the prior written consent of the Licensor.

     5.9 The Licensee is expressly prohibited from allowing any other party whatsoever (including without limitation, dealers or sub-licensees) from producing any copies of the Software without the prior written consent of the Licensor.

6    OBLIGATIONS OF LICENSOR
----------------------------

     In order to facilitate the performance of this Agreement by the Licensee the Licensor agrees as follows:

     6.1 To provide to the Licensee in connection with System and associated business techniques and training in the standards, procedures, techniques and methods of the Licensor and the operation of the System and to make available to the Licensee such number as is reasonably deemed necessary by the Licensor of the Licensor's suitably qualified staff from time to time during the first three years of the Term and thereafter as may be agreed between the parties;

     6.2 To make available to the Licensee at no cost to the Licensee members of the Licensor's staff competent to provide any requisite on-site assistance and advice in connection with the System or recommend to the Licensee such independent experts as may appear necessary;

     6.3 The Licensor shall regularly provide the Licensee with such samples of catalogues, brochures and up to date information concerning the System as the Licensee may reasonably consider appropriate in order to assist the Licensee with the promotion of the System and the Products in the Territory, and the Licensor shall use best endeavours to answer as soon as practicable any technical enquiries concerning the Product and/or the System which are made by the Licensee.

     6.4  During the first twelve months of this Agreement:

          6.4.1 The Licensor shall make available to the Licensee as reasonably required by the Licensee the services of suitably qualified employees of the Licensor to assist the Licensee in the marketing of the Product; and

          6.4.2 The Licensee shall be entitled to send to the Licensor's premises suitably qualified employees of the Licensee for training by the Licensor in matters relating to the Product as reasonably required.

     6.5 The services to be provided by the Licensor pursuant to this Clause 6 shall be free of charge but the Licensee shall reimburse to the Licensor all reasonable travelling, accommodation and other expenses reasonably incurred by any employees of the Licensor in providing such services.

7    TITLE IN THE PRODUCTS
--------------------------

     7.1 Notwithstanding delivery and passing of risk, title to each Product unit shall not pass to the Licensee but shall be retained by the Licensor until full payment for that Product unit has been received by the Licensor from the Licensee.

     7.2 Until such time as title in the Products has passed to the Licensee, the Licensor:

          7.2.1 shall be entitled to repossess at any time any of the Products title in which remains vested in the Licensor;


          7.2.2 for the purpose specified in 7.2.1 above, the Licensor or any of his agents or authorised representatives shall be entitled at any time and on notice to enter upon any premises in which the Products or any part thereof is installed, stored or kept, or is reasonably believed so to be;

          7.2.3 shall be entitled to seek a Court injunction to prevent the Licensee from selling, transferring or otherwise disposing of said Products which have not been paid for as damages may not be an adequate remedy.

     7.3 Until such time as title in the Products has passed to the Licensee, the Licensee shall, subject to the Licensor's rights hereunder:

          7.3.1  hold the Products as the Licensor's agent;

          7.3.2 insure such Products to their replacement value naming the Licensor as the loss payee until all payments to the Licensor have been made as specified in this clause and the Licensee shall forthwith, upon request, provide the Licensor with a Certificate of such Insurance.

     The aforementioned provisions do not relate to Software which is subject to the licence granted hereunder.

8    OBLIGATIONS OF LICENSEE
----------------------------

     The Licensee agrees that it:

     8.1 Will, in all correspondence and other dealings relating directly or indirectly to the licensing or other transaction relating to the System, clearly indicate that it is acting as licensee and not as author, owner or developer of the System;


     8.2 Will not incur any liability on behalf of the Licensor or in any way pledge or purport to pledge the Licensor's credit or purport to make any contract binding upon the Licensor;


     8.3 Will not alter, obscure, remove, conceal or otherwise interfere with any eye-readable or machine-readable marking on the Software or the Product or their packaging which refers to the Licensor as author, owner or developer or otherwise refers to the Licensor's copyright or other intellectual property rights in the same;


     8.4 Will permit any duly authorised representative of the Licensor upon reasonable prior notice to enter into any of its premises where any Software and/or Product or any materials relating thereto are stored, kept or used, for the purpose of ascertaining that the provisions of this Agreement are being complied with by the Licensee;


     8.5 Will as soon as reasonably possible bring to the attention of the Licensor any improper or wrongful use of the Licensor's copyright, trade marks, emblems, designs, models or other similar industrial, intellectual or commercial property rights which come to the notice of the Licensee and will in the performance of its duties under this Agreement use every effort to safeguard the property rights and interests of the Licensor and will at the request and cost of the Licensor take all steps required by the Licensor to defend such rights;


     8.6 Will promptly bring to the attention of the Licensor any information received by the Licensee which the Licensee reasonably believes is likely to be of interest, use or benefit to the Licensor in relation to the marketing and/or support of the System;

     8.7 Will from time to time on request by the Licensor, supply to the Licensor reports, returns and other information relating to the Licensee and distributorship.


     8.8 Not at any time to use or permit the use of any additional trade name or symbol or do or permit to be done anything which is additional to or not in accordance with the System without the previous consent in writing of the Licensor;


     8.9 To engage all staff and other persons and acquire premises and all other facilities necessary for the successful operation and optimum development of sales and distribution of the Products and the System in the Territory;


     8.10 To ensure that all such staff and replacements for staff who are required under the terms of this Agreement to undergo training in the System, are trained in the System and any improvements thereto;


     8.11 To use only such letter headings, invoices, signs, display materials, promotional literature, equipment and other items in connection with the System as shall be approved in writing by the Licensor;


     8.12 To promote and preserve the goodwill and reputation associated with the Trade Marks;


     8.13 To comply with all statutes, byelaws, regulations and requirements of any government or other competent authority relating to and apply for any governmental, fiscal or other consents necessary for the proper performance of Licensee's obligations under this Agreement;


9    MARKETING AND TECHNICAL INFORMATION
----------------------------------------


     9.1 The Licensee shall, from time to time, prepare for the Licensor's information a marketing plan including proposed advertising material, the related costs and expenses therefor and the Licensor's conditions of sale to customers.


     9.2 The Licensor shall furnish to the Licensee one reproducible copy in the Licensor's language of the relevant documentation and component lists that the Licensor determines necessary to enable the Licensee to market, support and maintain the Products in the Territory including but not limited to the Operating Manual.


     9.3 The Licensor shall keep the Licensee informed of any changes, additions or modifications to such documentation and component lists that have a substantial effect on performance, cost or maintenance of the Products or the System.


     9.4 The Licensee undertakes to return forthwith to the Licensor all Product, Product Units and copies of the software as well as all documentation, drawings, data, technical and other information and any copies thereof upon expiry or termination of this Agreement, if as requested by the Licensor.


10   RESTRICTIONS ON LICENSEE
-----------------------------


     During the continuance of this Agreement, the Licensee agrees as follows:


     10.1 Not to do or omit to do or permit or suffer any act or thing which brings the System (or any part), the Trade Marks or any associated System IPR into disrepute or which damages or conflicts with the interests of the Licensor;


     10.2 Not to vary or amend the substantive terms of the End-User License without the prior written consent of the Licensor;


     10.3 Not without the prior written consent of the Licensor to permit or suffer any dealing with the Products or the System save as in accordance with this agreement.;

11   PRODUCT MODIFICATION AND CHANGES
-------------------------------------


     11.1 The Licensee shall not make or cause to be made any addition, modification, variation or change to the hardware, software of any other part or parts of the Products without the prior written consent of the Licensor. Such consent shall not bind the Licensor to supplying spare parts or sub-assemblies to suit such addition, modification, variation or change, nor shall the Licensor in any way whatsoever become liable for any loss or damage incurred as a result of its giving such consent. Any such addition, modification, variation or change made by the Licensee and agreed by the Licensor shall be carried out at the cost of the Licensee. Title to all improvements and modifications shall remain with the Licensor.


     11.2 Notwithstanding the foregoing, the Licensee shall give all help and assistance to the Licensor at the Licensor's sole cost if so requested to enable the Licensor to patent or otherwise secure the rights where possible to such addition, modification, variation or change to the Products.


     11.3 The Licensor may at any time modify or vary, suspend or eliminate any of the Products without liability to the Licensee. The Licensor shall give to the Licensee 30 days written notice of any modification, variation, suspension or elimination unless in the case of modifications or variations the same shall have no substantial adverse effect upon performance, cost or maintenance.


12   INFORMATION AND DOCUMENTATION
----------------------------------


     12.1 The Licensee agrees and undertakes to provide the Licensor at mutually agreed intervals at the regular meetings to be held between the parties or at such reasonable times or at the request of the Licensor with information concerning sales and inventory of the Products and/or the Software and parts thereof, the numbers and nature of repairs, after-sale maintenance and any changes in the Territory relating to demand, ultimate users and customers, the activities of competitors and such other matters and information in any way relating to the performance of this Agreement. The Licensee also undertakes to use reasonable endeavours to extend and improve the Products and goodwill in the Territory.


     12.2 The Licensor hereby grants the Licensee the right and licence to copy the Documentation as necessary to ensure that each Product sold hereunder is accompanied by a complete copy of the Documentation.


13   CONFIDENTIALITY OBLIGATION
-------------------------------


     13.1 The Licensor has imparted and may from time to time impart to the Licensee certain confidential information relating to the System or marketing or support thereof, including specifications therefor and the Licensee may otherwise obtain confidential information concerning the business and affairs of the Licensor pursuant to this Agreement. The Licensee hereby acknowledges that the Software and related documentation constitutes valuable trade assets and confidential information of the Licensor.


     13.2 The Licensee hereby agrees that it will use such confidential information solely for the purposes of this Agreement and that it shall not disclose, whether directly or indirectly, to any third party such information other than as required to carry out the purposes of this Agreement. In the event of and prior to such disclosure, the Licensee will obtain from such third parties duly binding agreements to maintain in confidence the information to be disclosed to the same extent at least as the Licensee is so bound hereunder.


     13.3 The Licensee further agrees that upon expiry or termination of this Agreement it shall not itself or through any subsidiary or agent or otherwise, sell, license, sub-license, market, distribute or otherwise deal with the System (in whole or in part), develop any software or have any software developed through the use of any confidential information supplied to it by the Licensor, or in any other way obtained by the Licensee pursuant to this Agreement.


     13.4 The foregoing provisions shall not prevent the disclosure or use by the Licensee of any information which is or hereafter, through no fault of the Licensee, becomes public knowledge or to the extent permitted by law.


14   INSURANCE
--------------


     14.1 The Licensee shall at its own expense arrange and maintain:


          14.1.1 fully comprehensive product liability and employers liability in the Territory and will procure that the Licensor is also fully covered and indemnified by such insurance;


          14.1.2 such other comprehensive insurance covering all usual public and private risks associated with the carrying on of a business in the Territory which insurance shall cover, provide a defense for, and indemnify the Licensor and the Licensee for and against any and all claims by third parties including legal fees and costs within the Territory arising from the operation of the Business.


     14.2 The Licensee shall pay all premiums due in respect of any policy of insurance required to be maintained hereunder.


15   SYSTEM IPR
---------------


     15.1 The Licensor warrants that it is entitled to license the System IPR to the Licensee and that subject to appropriate registration by the Licensee in the Territory the use of the same will not constitute an infringement of the rights of any third party and the Licensor will fully and effectively indemnify the Licensee for and against all proceedings, loss, damage, costs, claims and expenses arising out of any such infringement.


     15.2 The Licensee shall render to the Licensor all reasonable assistance at the Licensor's sole cost to enable the Licensor to obtain registration in any part of the world of any of the System IPR. In no circumstances will the Licensee apply for registration as proprietor of any of the System IPR in any part of the world but if at the time the Licensor desires to apply for registration and has so applied, the Licensee is deemed in law also to be the proprietor of any right or if for any other reason the Licensor shall so request, the Licensee shall at the Licensor's expense make in its own name or jointly with the Licensor and proceed with such application as the Licensor may reasonably direct and do all such acts and things and execute all such documents necessary for obtaining such registration and thereupon the Licensee shall assign such registration and all other rights in such rights to the Licensor.


     15.3 The Licensee acknowledges that the goodwill and all other rights in and associated with the System IPR in the Territory and elsewhere vest absolutely in the Licensor and that it is the intention of the parties that all such rights will at all times hereafter and for all purposes remain vested in the Licensor and in the event that any such rights at any time accrue to the Licensee by operation of law or howsoever otherwise the Licensee will at its own expense forthwith on demand do all such acts and things and execute all such documents as the Licensor shall deem necessary to vest such rights absolutely in the Licensor.


     15.4 In the event that a registration is obtained in the Territory for any of the System IPR subsequent to the date hereof, the Licensee shall be entitled to such like rights under such registration as are granted by this Agreement in respect of the other rights comprised at the date hereof in the System IPR and hereby authorises the Licensor to register such particulars in respect thereof.

     15.5 The Licensee will notify the Licensor forthwith of any and all circumstances coming to the attention of the Licensee, which may constitute an infringement of any of the System IPR by any unauthorised person and shall take such reasonable action as the Licensor may direct at the expense of the Licensor with a view to restraining or preventing such infringement or passing off.


     15.6 The Licensee shall take such action in relation to the use of any of the System IPR as the Licensor may from time to time direct in order to make clear that the System IPR are the subject of patent, copyright or trade mark protection and belong to the Licensor.


     15.7 The Licensee shall not during or at any time after the expiry or termination of this Agreement in any way question or dispute the ownership by the Licensor or such other party of the System IPR.


     15.8 The Licensee undertakes to faithfully reproduce all copyright, trade marks and other legends as may appear in, on or in respect of the Products and/or the Software. Upon expiry or termination of this Agreement, the Licensee shall forthwith discontinue such the use of the System IPR without any right of compensation for such discontinuation.


     15.9 The Licensee shall not during or after the expiry or termination of this Agreement, without the prior written consent of the Licensor, use or adopt any name, trade name, trading style or commercial designation that includes or is similar to or may be mistaken for the whole or any part of any trade mark, trade name, trading style or commercial designation used by the Licensor.


16   IMPROVEMENTS AND INNOVATIONS
---------------------------------


     16.1 The Licensor agrees to make any improvements, additions or modifications of or to the System available to the Licensee without delay who shall when required by the Licensor introduce any such improvement, addition or modification at the time and in the manner specified by the Licensor in writing and the System shall thereupon be deemed to have been so varied.


     16.2 The Licensee will notify the Licensor of any improvements, additions or modifications of or to the System and the Licensor may introduce such improvements, additions or modifications without any obligation to make any payment therefor.


     16.3 The Licensee will not itself introduce any improvement, addition or modification of or to the System without the prior written consent of the Licensor so to do.


     16.4 In consideration of the Licensor providing on-going research and development facilities and commitment to the Licensee, the Licensee shall pay to the licensor an annual fee of $1,000,000 exclusive of all and any taxes, including without limitation, withholding taxes, value added tax and/or sales tax. Such fee to be paid in arrears on each anniversary of this Agreement. The fee shall be reviewed annually and shall be increased in line with any increase in the cost of research and development during the preceding year.


17   LICENSOR'S LIABILITY
-------------------------


     17.1 The Licensor shall not be liable to the Licensee for any loss or damage whatsoever or howsoever caused arising directly or indirectly in connection with this Agreement, the Software, the Product or any other aspect of the System, its use, support or otherwise, except to the extent to which is unlawful to exclude such liability under the applicable law.


     17.2 Notwithstanding the generality of Clause 17.1 above, the Licensor expressly excludes liability for consequential loss or damage which may arise in respect of

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
          the Software, the Product, its use, the System or in respect of other equipment or property, or for loss of profit, business, revenue, goodwill or anticipated savings.


     17.3 In the event that any exclusion contained in this Agreement shall be held to be invalid for any reason and/or for the Licensor otherwise becomes liable for loss or damage that may lawfully be limited, such liability shall be limited such that the Licensor's liability in respect of any twelve month period shall not exceed $5,000,000 per annum.


     17.4 The Licensor does not exclude liability for death or personal injury to the extent only that the same arises as a result of the negligence of the Licensor, its employees, agents or authorised representatives.


     17.5 Subject to the limitation at clause 17.3, this clause 17 is to be read subject to the indemnity given at clause 15.1 above.


18   ACCOUNTS AND RECORDS
-------------------------


     The Licensee shall:


     18.1 Maintain in a form approved by the Licensor full and accurate books of account and shall keep detailed management and accounting records including all supporting vouchers, invoices and delivery notes and shall permit the Licensor or its duly authorised agent on prior notice during business hours to inspect any such accounts and records and to take copies thereof at the expense of the Licensor;


     18.2 Duly prepare and promptly furnish to the Licensor all such other accounting and management information as the Licensor may from time to time require in the form specified by the Licensor;

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

     18.3 At the Licensee's expense in each accounting year during the Term have all such accounts and records audited by a qualified Chartered Accountant and to supply a full set of such audited accounts which shall include a balance sheet and profit and loss account to the Licensor within three months after the close of each such accounting year;


     18.4 Preserve all such accounts and records for not less than three years notwithstanding the expiry or termination of this Agreement;


     18.5 Permit auditors nominated by the Licensor to undertake such audits as the Licensor may consider on reasonable notice during normal business hours.


19   TERMINATION
----------------


     19.1 The Licensor may terminate this Agreement forthwith by giving notice in writing to the Licensee in any of the following events:


          19.1.1 if the Licensee shall at any time fail to pay any undisputed amounts due and payable to the Licensor hereunder within forty-five days of a notice in writing requesting such payment;


          19.1.2 if the Licensee shall breach the terms of this Agreement as regards the System IPR and fails to remedy (if remediable) such breach within 30 days of being made aware or having been notified by the Licensor of such breach (whichever is the earlier);


          19.1.3 if the Licensee shall purport to effect any assignment of any of the rights or licences herein granted other than in accordance with the terms hereof;


          19.1.4 if the Licensee otherwise neglects or fails to perform or observe any of the provisions of this Agreement or commits any breach of its obligations hereunder, which breach if remediable is not remedied to the satisfaction of the Licensor within thirty days of a notice in writing to the Licensee requesting its remedy.


     This Agreement shall automatically terminate without notice being given to the Licensee if the Licensee shall become insolvent by reason of its inability to pay its debts as they fall due or shall enter into liquidation whether voluntarily or compulsorily other than for the purposes of a reconstruction or amalgamation or shall make any arrangement or composition with its creditors or shall have a receiver appointed of all or any part of its assets or takes or suffers any similar action in consequence of a debt.


20   CONSEQUENCES OF TERMINATION
--------------------------------


     20.1 Upon the termination or expiration of this Agreement for any reason, the Licensee shall:


          20.1.1 immediately pay to the Licensor the full amount of all monies then or thereafter due together with any interest thereon up until the date of payment.


          20.1.2 immediately cease to operate the Business and to use the System or authorise any other person so to do and shall not thereafter hold itself out in any way as a Licensee of the Licensor and will refrain from any action that would or may indicate any relationship between it and the Licensor;


          20.1.3 immediately cease to use in any way whatsoever any and all of the System IPR or any of it and/or any other trade names, logos, devices, insignia, procedures or methods which are or may be associated with the Trade Marks or the System;


          20.1.4 return to the Licensor or otherwise dispose of or destroy as the Licensor shall direct all signs, advertising materials, stationery, invoices, forms, specifications, designs, records, data, samples, models, programmes and drawings pertaining to or concerning the Business or the System or bearing any of the System IPR;


          20.1.5 remove or permanently cover all signs or advertisements at its premises identifiable in any way with the Licensor and in the event of failure promptly so to do, to permit the authorised agents of the Licensor to enter on the premises for such purpose;


     20.2 The expiration or termination of this Agreement shall be without prejudice to the accrued rights of the parties and any provision hereof which relates to or governs the acts of the parties hereto subsequent to such expiry or termination hereof shall remain in full force and effect and shall be enforceable notwithstanding such expiry or termination.


21   INDEMNITY
--------------


     The Licensee hereby agrees fully and effectively to indemnify the Licensor on demand for and against all proceedings, costs, claims, damages and expenses of whatsoever nature howsoever suffered or incurred by the Licensor arising out of or by reason of:


     21.1 Any act or omission of the Licensee in operating or permitting others to operate the Business in the Territory;


     21.2 Any breach of or non-compliance with any of the terms of this Agreement by the Licensee;


22   NO PARTNERSHIP OR AGENCY
-----------------------------


     The Licensee shall not pledge the credit of the Licensor nor represent itself as being the

     Licensor nor an agent, partner, or employee of the Licensor and shall not hold itself out as such nor as having any power or authority to incur any obligation of any nature express or implied on behalf of the Licensor and nothing in this Agreement shall operate so to constitute the Licensee an agent, partner, or employee of the Licensor.


23   NO WARRANTIES WITHOUT AUTHORITY
------------------------------------


     The Licensee shall not make or issue any statement, representation or claim and shall give no warranty to any person in respect of the Business, the Products or the System save such as are specifically authorised by the Licensor in writing.


24   ASSIGNMENT BY LICENSOR
---------------------------


     24.1 Subject as set out in clause 24.2, this Agreement and all the rights of the Licensor hereunder may be assigned, transferred or otherwise dealt with by the Licensor and shall enure to the benefit of the successors and assigns of the Licensor.


     24.2 Notwithstanding the above, either party (the "assignor") shall, with the consent of the other (not to be unreasonably withheld or delayed), be entitled to assign its respective rights herein to another company within its respective group, provided that the terms of such assignment shall provide that rights so assigned shall revert to the assignor immediately upon such company ceasing to be a member of the assignor's group. In this clause 24.2 a company in the assignor's group shall mean; the assignor's holding company; a subsidiary of the assignor's holding company; or a subsidiary of the assignor. Further, it is acknowledged (but not by way of limitation) that a party withholding consent to assign the rights as referenced above shall be acting reasonably, if such party determines that such assignment shall have materially adverse tax consequences upon it or any company within its group.

25   RESERVATION OF RIGHTS
--------------------------


     All rights and licences not specifically and expressly granted to and conferred upon the Licensee by this Agreement are for all purposes reserved to the Licensor.


26   SEVERABILITY
-----------------


     26.1 Each of the restrictions and provisions contained in this Agreement and in each clause and sub-clause hereof shall be construed as independent of every other such restriction and provision to the effect that if any provision of this Agreement or the application of any provision to any person, firm or company or to any circumstances shall be determined to be invalid and unenforceable then, save as provided in Clause 27.2 below, such determination shall not affect any other provision of the Agreement or the application of such provision to any person, firm, company or circumstance all of which other provisions shall remain in full force and effect.


     26.2 In the event that any provision of this Agreement shall be held to be invalid or unenforceable by a court of law or other competent authority in a way which in the sole opinion of the Licensor materially adversely affects the interest of the Licensor, the Licensor may without liability terminate this Agreement by notice in writing to the Licensee to that effect and in such circumstances the provisions of Clause 20 above will apply.


27   FORCE MAJEURE
------------------


     Neither of the parties to this Agreement shall be responsible to the other party for any delay in performance or non-performance due to any causes beyond the reasonable control of the parties hereto, but the affected party shall promptly upon the occurrence of any such cause so inform the other party in writing, stating that such cause has delayed or prevented its performance hereunder and thereafter such party shall take all action within its power to comply with the terms of this Agreement as fully and promptly as possible.


28   ESCROW
-----------

     The Licensor and the Licensee shall enter into a source code deposit agreement on the date of this Agreement (or as soon as reasonably practicable thereafter) in respect of the Software with the National Computer Centre in Manchester in the United Kingdom (the "NCC"). Such agreement shall be on NCC's standard terms. The Licensor shall deposit all escrow materials required by such agreement pursuant to the terms thereof, and shall maintain and regularly update such materials. The foregoing obligation shall include, without limitation, an update of such materials whenever an update or new version is released. All costs and expenses associated with the source code deposit agreement shall be met by the Licensee.


29   WAIVER
-----------

     29.1 No failure of either party to exercise any power given to it hereunder or to insist upon strict compliance by the other with any obligation or condition hereof and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of any of the party's rights hereunder.


     29.2 No waiver by either party of any particular default by the other shall affect or impair that party's rights in respect of any subsequent default of any kind by the other nor shall any delay or omission of either party to exercise any rights arising from any default affect or impair its rights in respect of the said default or any other default of the other hereunder. Subsequent acceptance by either party of any payments by the other shall not be deemed a waiver of any preceding breach by the other of any of the terms covenants or conditions of this Agreement.

30   NOTICES
------------


     Any notice required to be given hereunder by any party hereto shall be in writing sent by prepaid recorded delivery or registered post and shall be deemed effective if sent by post at the expiration of seventy-two hours after the same was posted whether or not received. Each of the parties hereto shall notify the other of any change of address within forty-eight hours of such change.


31   ENTIRE AGREEMENT
---------------------


     This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements in connection with the subject matter hereof. No director, employee or agent of either party is authorised to make any representation or warranty not contained in this Agreement and both parties acknowledges that they have not relied on any such oral or written representations. No variation or waiver of any of the provisions of this Agreement shall be binding unless in writing and signed by a duly authorised director or employee of the Licensor and the Licensee.


32   APPLICABLE LAW
-------------------


     This Agreement and all rights and obligations of the parties hereto shall be governed and construed in accordance with the Law of England and the parties hereby submit to the non-exclusive jurisdiction of the English Courts.


33   HEADINGS
-------------


     Any marginal notes and headings contained in this Agreement are for reference purposes only and do not form part of this Agreement and shall not be deemed to alter or affect the meaning of any of the provisions hereof.

SIGNED for and on behalf

of the Licensor by:-   /s/
                       --------------------------



SIGNED for and on behalf

of the Licensee by:-   /s/ Jeffrey C. Morris
                       --------------------------

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